                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             GENOMICA CORPORATION
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
--------------------------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  23-2821818
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                     (I.R.S. Employer Identification No.)

                  1745 38th Street, Boulder, Colorado  80301
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             (Address of Principal Executive Offices)  (Zip Code)

                          2000 Equity Incentive Plan
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                           (Full Title of the Plan)

                                Teresa W. Ayers
                            Chief Executive Officer
                             Genomica Corporation
                               1745 38th Street
                           Boulder, Colorado  80301
--------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (720) 565-4500
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         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                              Wendy W. Tuey, Esq.
                              Cooley Godward LLP
                       2595 Canyon Boulevard, Suite 250
                            Boulder, Colorado  80302
                                (303) 546-4000




                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                Proposed Maximum       Proposed Maximum
 Title of Securities to be      Amount to be   Offering Price Per     Aggregate Offering         Amount of
       Registered                Registered         Share (1)                Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Stock Awards and                  4,005,310         $5.9257             $23,734,173.10           $6,265.82
Common Stock (par
value $.001 per share)
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon (i) $2.0239, the weighted average of the exercise prices (ranging from $0.18 to $19.44) of 2,061,212 stock options currently outstanding under the 2000 Equity Incentive Plan, and (ii) $10.0625, the average of the high and low prices of our common stock on November 17, 2000, as reported on the Nasdaq National Market. The following chart illustrates our calculation of the registration fee:

===================================================================================================================================
        Type of Securities                 Amount         Offering Price Per Share       Aggregate Offering Price
-----------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to stock        2,061,212               $ 2.0239                    $ 4,171,686.97
options currently outstanding under
the 2000 Equity Incentive Plan
-----------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to stock        1,944,098               $10.0625                    $19,562,486.13
awards available for grant under
the 2000 Equity Incentive Plan
===================================================================================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a)  The Prospectus dated September 28, 2000 (Registration No. 333-32472).

     (b)  The Form 10-Q for the quarterly period ended September 30, 2000.

     (c) The description of our common stock contained in our Registration Statement on Form 8-A.

     (d) All documents hereafter filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     An investment partnership affiliated with Cooley Godward LLP, counsel for the Registrant, owns 28,494 shares of Common Stock of the Registrant.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the General Corporation Law of Delaware (the "Delaware Law"), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Our certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require us to indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable

                                       1.

remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our stockholders, for improper transactions between the director and us and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     We have entered into indemnity agreements with our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or executive officers or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                   EXHIBITS

Exhibit Number          Description
--------------          -----------

4.1                     2000 Equity Incentive Plan (incorporated by reference to
                        Exhibit 10.20 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.2 Forms of Grant Notice and Stock Option Agreement under the 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.3 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.4 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.5 Specimen stock certificate (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

                                       2.

5.1                     Opinion of Cooley Godward LLP.

23.1                    Consent of Arthur Andersen LLP.

23.2                    Consent of Cooley Godward LLP (included in Exhibit 5.1).

24                      Power of Attorney (included on Pages 5 and 6).

                                 UNDERTAKINGS

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for

                                       3.

indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 21st day of November, 2000.

                              GENOMICA CORPORATION


                              By:  /s/ Daniel R. Hudspeth
                                 ------------------------
                                 Daniel R. Hudspeth
                                 Chief Financial Officer and Vice President of
                                    Finance

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Teresa W. Ayers and Daniel R. Hudspeth, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                            Date
              ---------                                 -----                            ----
/s/ James L. Rathmann                    Chairman of the Board of Directors        November 21, 2000
-------------------------------------
James L. Rathmann

/s/ Teresa W. Ayers                      Chief Executive Officer and Director      November 21, 2000
-------------------------------------    (Principal Executive Officer)
Teresa W. Ayers

/s/ Thomas G. Marr                       President, Chief Scientist and Director   November 21, 2000
-------------------------------------
Thomas G. Marr

/s/ Daniel R. Hudspeth                   Chief Financial Officer, Vice             November 21, 2000
-------------------------------------    President of Finance, Treasurer and
Daniel R. Hudspeth                       Secretary (Principal Financial and
                                         Accounting Officer)

_____________________________________    Director                                  ___________, 2000
Marvin H. Caruthers

                                       5.



/s/ Ralph E. Christoffersen              Director                                 November 21, 2000
-------------------------------------
Ralph E. Christoffersen


_________________________                Director                                 ___________, 2000
Arnold J. Levine


_________________________                Director                                 ___________, 2000
Robert T. Nelsen

                                       6.

                                 EXHIBIT INDEX


4.1          2000 Equity Incentive Plan (incorporated by reference to Exhibit
             10.20 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.2 Forms of Grant Notice and Stock Option Agreement under the 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.3          Restated Certificate of Incorporation (incorporated by reference to
             Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.4          Amended and Restated Bylaws (incorporated by reference to Exhibit
             3.4 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

4.5          Specimen stock certificate (incorporated by reference to Exhibit
             4.2 to our Registration Statement on Form S-1 (Registration No. 333-32472)).

5.1          Opinion of Cooley Godward LLP.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Cooley Godward LLP (included in Exhibit 5.1).

24           Power of Attorney (included on Pages 5 and 6).